EXHIBIT NO. EX-99.d.3.g
                                                  AMENDMENT NO. 7 TO SCHEDULE A

                                   SCHEDULE A

         UBS RELATIONSHIP FUNDS
         ----------------------
1.       UBS Global Securities Relationship Fund
2.       UBS Global Aggregate Bond Relationship Fund
3.       UBS Large-Cap Select Equity Relationship Fund
4.       UBS U.S. Intermediate Cap Equity Relationship Fund
5.       UBS U.S. Large-Cap Value Equity Relationship Fund
6.       UBS Small-Cap Equity Relationship Fund
7.       UBS Emerging Markets Equity Relationship Fund
8.       UBS U.S. Core Plus Relationship Fund
9.       UBS U.S. Bond Relationship Fund
10.      UBS Short Duration Relationship Fund
11.      UBS Enhanced Yield Relationship Fund
12.      UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13.      UBS Short-Term Relationship Fund
14.      UBS Emerging Markets Debt Relationship Fund
15.      UBS Opportunistic Emerging Markets Debt Relationship Fund
16.      UBS Opportunistic High Yield Relationship Fund
17.      UBS Corporate Bond Relationship Fund
18.      UBS All Country World Ex US Equity Relationship Fund
19. UBS Absolute Return Investment Grade Bond Relationship Fund (formerly, UBS Absolute Return Bond Relationship Fund)
20.      UBS Emerging Markets Equity Completion Relationship Fund
21.      UBS U.S. Small-Mid Cap Core Equity Relationship Fund
22.      UBS U.S. Small-Mid Cap Growth Equity Relationship Fund
23.      UBS U.S. Equity Alpha Relationship Fund
24.      UBS Global Equity Relationship Fund
25.      UBS U.S. Smaller Cap Equity Completion Relationship Fund
26.      UBS Global ex U.S. Smaller Cap Equity Completion Relationship Fund
27.      UBS U.S. Large Cap Growth Equity Relationship Fund
28.      UBS U.S. Large-Cap Select Growth Equity Relationship Fund
29.      UBS Absolute Return Bond Relationship Fund
30.      UBS Global Ex-US Bond Relationship Fund

         This Amendment No. 7 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds and UBS Global Asset Management (Americas) Inc. dated July 1, 2002 has been agreed to as of this 28th day of April, 2006 by the undersigned.

UBS RELATIONSHIP FUNDS                        UBS RELATIONSHIP FUNDS

By: /S/ JOSEPH MALONE                         By: /S/ JOSEPH J. ALLESSIE
    -----------------                             ----------------------
    Name: Joseph Malone                           Name: Joseph J. Allessie
    Title: Treasurer & Principal                  Title: Vice President &
           Accounting Officer                            Assistant Secretary


UBS GLOBAL ASSET MANAGEMENT                   UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                               (AMERICAS) INC.

By: /S/ JOHN MOORE                            By: /S/ MARK KEMPER
    --------------                                ---------------
    Name: John Moore                              Name: Mark Kemper
    Title: Executive Director and Chief           Title: Executive Director &
           Financial Officer                             General Counsel